UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Soliciting Material Under Section 240.14a-12

CASCADE FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

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March 28, 2003

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cascade Financial Corporation, to be held at the Everett Golf & Country Club, 1500 52nd Street SE, Everett, Washington, on Tuesday, May 6, 2003 at 6:30 p.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation, and its bank subsidiary, Cascade Bank. Directors and officers of the Corporation as well as a representative from the Corporation’s independent accounting firm, KPMG LLP, will be present to respond to appropriate questions from shareholders.

Detailed information concerning our activities and operating performance during the fiscal year ended December 31, 2002 is contained in the Annual Report to Shareholders.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the Annual Meeting. Accordingly, we ask that you please sign, date and return the enclosed proxy card at your earliest convenience.

We look forward to seeing you at the meeting.

Sincerely,

Frank M. McCord Chairman of the Board	Carol K. Nelson President and Chief Executive Officer

2828 Colby Avenue, Everett, WA 98201
425-339-5500
800-326-8787
www.cascadebank.com

CASCADE FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	6:30 p.m., Pacific Standard Time, on Tuesday, May 6, 2003.

PLACE	Everett Golf & Country Club 1500 52nd Street SE Everett, Washington

ITEMS OF BUSINESS	1.	To elect four directors to hold office until the 2006 annual meeting of shareholders;

	2.	To approve a proposal to change the Company’s state of incorporation from Delaware to Washington through a merger of the Company with a newly-formed, wholly-owned Washington subsidiary that is authorized to issue 25,000,000 shares of common stock;

	3.	To adopt the Cascade Financial Corporation 2003 Long-Term Stock Incentive Plan; and

	4.	To take action on any other business that may properly be considered at the meeting or any adjournment thereof.

RECORD DATE	You may vote at the meeting if you were a shareholder of record at the close of business on March 14, 2003.

VOTING BY PROXY	Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

ANNUAL REPORT	Cascade Financial Corporation’s December 31, 2002 Annual Report, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors,

Lars H. Johnson Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about April 1, 2003.

CASCADE FINANCIAL CORPORATION

2828 Colby Avenue
Everett, Washington 98201

PROXY STATEMENT
Annual Meeting of Shareholders
May 6, 2003

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Cascade Financial Corporation (the “Company”) of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on May 6, 2003, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

     The Board of Directors of the Company (the “Board”) has set March 14, 2003, as the record date for the meeting. If you were the owner of Company common stock at the close of business on March 14, 2003, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date.

How many shares must be present to hold the meeting?

     A majority of the Company’s outstanding common shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. On the record date, there were 6,668,985 shares of Company common stock outstanding. Shares are counted as present at the meeting if you:

•	Are present and vote in person at the meeting; or

•	Have properly submitted a proxy card.

What proposals will be voted on at the meeting?

     There are three proposals scheduled to be voted on at the meeting:

•	Election of four directors to hold office until the 2006 Annual Meeting of Shareholders;

•	Approval to change the Company’s state of incorporation from Delaware to Washington through a merger of the Company with a newly-formed, wholly-owned

Washington subsidiary that is authorized to issue 25,000,000 shares of common stock; and

•	Adoption of the Cascade Financial Corporation 2003 Long-Term Stock Incentive Plan.

How many votes are required to approve the proposals?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. The approval of the change in the Company’s state of incorporation from Delaware to Washington requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock. The adoption of the Cascade Financial Corporation 2003 Long-Term Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the last two proposals.

How are votes counted?

     You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of directors, your shares will not be voted with respect to the director or directors identified. If you sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee.

     If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a “broker non-vote.” Shares for which there is a broker non-vote are not considered as entitled to vote on the proposal in question.

How does the Board recommend that I vote?

     The Board recommends that you vote your shares “FOR” each of the director nominees and “FOR” approval of changing the Company’s state of incorporation from Delaware to Washington and “FOR” adoption of the 2003 Long-Term Stock Incentive Plan.

How do I vote my shares?

     You can vote the following ways:

     By Internet or Telephone: If you have Internet or telephone access, you may submit your proxy by following the “Internet” or “Telephone” instructions on the proxy card. If you vote by Internet or telephone, you do not need to return your proxy card.

     By Mail: If you are a holder of record, you can vote your shares by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage paid envelope. If you hold stock in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee. If you provide specific voting instructions by mail, your shares will be voted by your broker or nominee as you have directed.

     At the Annual Meeting: If you are planning to attend the Annual Meeting, and wish to vote your common shares in person, we shall provide you a ballot at the meeting. You may vote shares held in street name at the meeting only if you obtain a signed proxy card from the record holder (broker or other nominee) giving you the right to vote the shares.

     Even if you plan to attend the meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy.

What does it mean if I receive more than one proxy card?

     It means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

May I change my vote?

     Yes. If you vote by mail, you may later change your vote and revoke your proxy card by:

•	Sending a written statement to that effect to the Secretary of the Company on or before April 20, 2003;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

     The Board of Directors is divided into three classes approximately equal in size. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Dwayne Lane, Dennis R. Murphy, Ph.D, Ronald E. Thompson and G. Brandt Westover are the directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2006 Annual Meeting or until their successors are elected and qualified. All of the nominees are currently directors.

     All the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute nominee designated by the Board, unless a contrary instruction is indicated on the proxy. Set forth hereafter is a short biographical summary of each director and the first date they served as a director for either the Company or, prior to formation of the Company in 1994, Cascade Bank.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING 2006

DWAYNE LANE	Director Since 1995

     Dwayne Lane is the owner of three automobile dealerships in Everett and Arlington, Washington. Mr. Lane is active in community affairs. He served 12 years as an Everett Port Commissioner and was a board member for Olympic Bank and Providence Hospital. Mr. Lane serves as a member of the Company’s Compensation and Personnel Committee.

DENNIS R. MURPHY, PH.D	Director Since 1991

     Dennis Murphy is Dean of the College of Business and Economics and Professor of Economics at Western Washington University in Bellingham, Washington. He serves on the boards of the Regence Blue Shield Advisory Board, Jr. Achievement and the Whatcom Chamber of Commerce and Industry. He also serves on the Audit and Finance Committee of Western Foundation, Inc. He is past president of the United Way of Whatcom County and the Bellingham Rotary. Dr. Murphy chairs the Company’s Audit and Finance Committee and serves as a member of the Executive Committee.

RONALD E. THOMPSON	Director since 1991

     Ronald E. Thompson is the President of Windermere Commercial/NW and Windermere Property Management/NW in Everett, Washington, a commercial real estate brokerage and property management company. He is a past president of the Snohomish County-Camano Association of Realtors, a past state director of the Washington Association of Realtors, and has served in the past on the Board of Directors of the Mount Baker Council Boy Scouts of America

and Providence Hospital Foundation’s Board. Mr. Thompson is a member of the Everett Golf and Country Club and presently serves on its Board of Directors as its Vice President. He received his Bachelor’s degree in Business Administration from the University of Washington. Prior to his 20 plus years in real estate, Mr. Thompson was a commercial banker in the Everett area for almost 10 years. Mr. Thompson serves as a member of the Company’s Audit and Finance Committee and the Bank’s Loan Committee.

G. BRANDT WESTOVER	Director since 1986

     G.     Brandt Westover is Senior Vice President and Complex Manager for UBS-Paine Webber, Inc. in Seattle, Washington. Prior to this position, Mr. Westover was a Corporate Vice President and Branch Manager for UBS-Paine Webber in Bellevue, Washington. Mr. Westover serves on the Board of Trustees for the University of Washington Alumni Association. He is also active with many local and national charitable and community organizations. Mr. Westover serves as Vice Chair of the Board and as a member of the Company’s Executive Committee and Compensation and Personnel Committee.

THE BOARD RECOMMENDS A VOTE

FOR THESE NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004

JANICE HALLADAY	Director since 1999

     Janice Halladay is a retired bank executive. Ms. Halladay was previously employed by Pioneer Bank in Lynnwood, Washington for 20 plus years and served as Senior Vice President of Operations from 1987 to 1993. She is a graduate of the School for Executive Development. She was subsequently employed by Moss Adams LLP, a regional accounting firm from 1997 to 2000. She is currently a member of the Board of Directors of the Northwest Service Area of the Providence Health System where she is a member of the Executive Committee as well as Chair of the Quality Care Committee. Ms. Halladay also serves as the Chair of the Personnel Committee for Deaconess Children’s Services and Chair of Port Gardner Bay Association, which is the property holding entity of Deaconess Children’s Services. Ms. Halladay serves as Vice Chair of the Company’s Compensation and Personnel Committee and as a member of the Bank’s Loan Committee.

HENRY ROBINETT	Director since 1997

     Henry M. Robinett is a General Partner of Boyden, Robinett & Associates, LP, a real estate partnership involved in residential building, development and investments. Mr. Robinett was a founding director of American First National Bank in 1984. He is a retired Marine Corp Officer, and holds a Bachelor’s degree in General Education from the University of Omaha. Mr. Robinett is a National Director Emeritus in the Navy League of the United States; Lions Club International Melvin Jones Fellow; Director, Snohomish County Economic Development Council; and Director, Snohomish Affordable Housing Group. He previously served as a Director of the Everett Chamber of Commerce, USO Puget Sound, General Hospital Foundation,

Snohomish County-Camano and Washington State Board of Realtors, and Snohomish County Airport Commission. Mr. Robinett serves as a member of the Company’s Audit and Finance Committee and as Vice Chair of the Bank’s Loan Committee.

CRAIG G. SKOTDAL	Director since 2001

     Craig Skotdal is President of Skotdal Real Estate, a property development, investment and management company based in Everett, Washington. Mr. Skotdal earned a bachelor’s degree from Stanford University in 1996 and graduated from The Management Program at the University of Washington Business School in 2002. Mr. Skotdal serves as Treasurer for the Downtown Everett Association and actively supports revitalization projects in Everett’s central business district. Mr. Skotdal serves as a member of the Company’s Audit and Finance Committee.

DIRECTORS CONTINUING IN OFFICE UNTIL 2005

DAVID W. DUCE	Director since 1991

     David W. Duce has been a practicing attorney with the Everett law firm of Duce, Bastian and Peterson since 1985. He received his Juris Doctor degree Magna Cum Laude from Pepperdine University in 1984. Mr. Duce is a past chairman of the Professional Negligence Section of the Washington State Trial Lawyers Association. He is an arbitrator for Snohomish County Superior Court and worked as a member of the Court Congestion Steering Committee of the Snohomish County Bar Association. He served as Vice Chair of the Company from 1995 to 2002. Mr. Duce currently chairs the Company’s Compensation and Personnel Committee and serves as a member of the Executive Committee.

FRANK M. MCCORD	Director since 1986

     Frank M. McCord serves as Chairman of the Board of Directors of the Company and Cascade Bank. Mr. McCord retired as Chief Executive Officer of the Company effective May 1, 2002, a position he had held since 1990. From 1990 to February 2001, Mr. McCord also served as Chief Executive Officer of the Bank. He was the Managing Partner of KPMG LLP, Seattle, Washington office until his retirement in 1986. Mr. McCord holds a Bachelor’s degree in Business Administration from the University of California at Los Angeles (UCLA) and a Masters degree in Accounting and Finance from the University of Southern California. He has chaired the American Institute of Certified Public Accountants and state CPA Society committees, and currently serves on the Advisory Committee to the Washington CPA Society. He has been an instructor and lecturer in Accounting and Auditing classes for the University of California, University of Washington, Seattle Pacific University, American Institute of Certified Public Accountants and other professional groups. He has testified as an expert witness in accounting in several legal cases. Mr. McCord has served as Audit Committee Chairman of a NYSE healthcare company. He is President of the Corporate Roundtable of the Arts, President-Elect of the Everett Rotary Club and President of the Downtown Everett Association. Mr. McCord has previously served as President of the Mount Baker Council of Boy Scouts of America, Vice President of the Chief Seattle Council of Boy Scouts of America, Treasurer of the

Washington Society of Certified Public Accountants, Director of the Washington Financial League, Director of the Seattle Chamber of Commerce and Director and Chairman of the Everett Area Chamber of Commerce. Mr. McCord also serves as chair of the Company’s Executive Committee.

CAROL K. NELSON	Director since 2001

     Carol K. Nelson was appointed Chief Executive Officer of the Company commencing May 1, 2002. She has served as President and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank since February 2001. She was previously Senior Vice President and Northern Region Executive of Bank of America. Ms. Nelson holds a Bachelor’s degree in Business Finance and a Master’s degree in Business Administration from Seattle University. Ms. Nelson serves as Chair of the Board of United Way of Snohomish County and chaired the 1999 Community Campaign. She serves on the Boards of Directors of the Boys and Girls Club of Snohomish County, Washington Financial League, Washington Bankers Association, Snohomish County Economic Development Council, the Leadership Snohomish County Advisory Board and the Executive Advisory Board of the Albers School of Business and Economics at Seattle University. She is a past President of the Puget Sound Council of Camp Fire Boys and Girls. Ms. Nelson also serves as Vice Chair of the Company’s Executive Committee and as a member of the Bank’s Loan Committee.

DAVID O’CONNOR	Director since 1997

     David O’Connor is co-owner of Mobile Country Club in Everett, Washington and was a founding director of American First National Bank. He was co-owner of O’Connor & Oehler Construction, Inc. from 1974 to 1996 and continues in his development business. Mr. O’Connor is a member of the Manufactured Housing Communities of Washington. Mr. O’Connor serves as a member of the Company’s Compensation and Personnel Committee and Executive Committee and chairs the Bank’s Loan Committee.

Board Committees and Meetings

     During the year ended December 31, 2002, the Board of Directors held seven meetings. The Board has an Executive Committee, an Audit and Finance Committee (the “Audit Committee”) a Compensation and Personnel Committee and a Loan Committee. Each Board member attended at least 75% of the aggregate meetings of the Board and of the Committees on which he or she served that were held during the period for which he or she was a Board or Committee member. The Executive Committee consists of the CEO, the Chairman and Vice-Chairman of the Board, and Chairmen of the other committees and has authority to generally act for the full Board. The Audit Committee provides direction and oversight to the internal audit department and reviews the examination of the Bank by federal regulatory authorities and the audit by the independent auditing firm. Only outside directors serve on the Audit Committee. The Compensation and Personnel Committee is responsible for reviewing the compensation policies of the Company and the Bank, approving compensation of executive officers, and recommending the granting of stock options. Only outside directors serve on this Committee. The Loan Committee primarily serves as a large loan review committee.

     The Board and its committees may retain outside advisors as they determine necessary to fulfill their responsibilities. All committees report their activities to the full Board.

     In connection with the Annual Meeting and selection of the nominees for election as directors, the Board acts as a Nominating Committee for selecting the nominees for election as directors. The Board met in its capacity as the Nominating Committee once during 2002.

     Effective May 1, 2002, the Board of Directors reorganized its structure. Ms. Carol K. Nelson was appointed Chief Executive Officer of the Company. Mr. Frank McCord retained the title of Chairman of the Board. Mr. Brandt Westover was elected Vice-Chairman. Mr. David Duce and Dr. Dennis Murphy remained as Chairmen of the Compensation and Personnel Committee and the Audit and Finance Committee, respectively, but relinquished the title of Vice-Chairman. A Loan Committee was formed with Mr. David O’Connor appointed as Chairman.

     The following table summarizes the membership of the Board and each of its committees, as well as the number of times each met during calendar 2002.

			Audit and	Compensation
	Board	Executive	Finance	and Personnel	Loan(1)(2)

David W. Duce	Member	Member		Chairman
Janice Halladay	Member			Vice-Chairman	Member
Dwayne Lane	Member			Member
Frank M. McCord	Chairman	Chairman
Dennis R. Murphy	Member	Member	Chairman
Carol K. Nelson	Member	Vice-Chairman			Member
David O’Connor	Member	Member	Member		Chairman
Henry Robinett	Member		Member		Vice-Chairman
Craig G. Skotdal	Member		Member
Ronald E. Thompson	Member		Vice-Chairman		Member
G. Brandt Westover	Vice-Chairman	Member		Member
Number of 2002 Meetings	7	2	6	8	38

(1)	The Loan Committee is a committee of the Bank only.

(2)	Prior to May 1, 2002, the Executive Committee also served as the Loan Committee, and met 8 times in 2002 to review and approve loans. The Loan Committee was formed effective May 1, 2002, and met 30 times during the balance of 2002.

     The Directors of the Company also serve as directors of Cascade Bank, the only operating subsidiary of the Company. Cascade Bank has parallel committees and committee assignments.

Directors’ Compensation

     For the period January 1, 2002 to April 30, 2002, each outside director received a retainer at the rate of $9,600 per year. The Chairmen of the Audit and Finance Committee and the Compensation and Personnel Committee were also designated Vice-Chairmen of the Board, and received a $15,000 annual retainer and 150 shares of the Company’s common stock. Members of the Executive Committee received a $13,000 annual retainer and 150 shares of the Company’s common stock.

     Beginning May 1, 2002, the Chairman of the Board of Directors received a retainer at the rate of $36,000 per year. During 2002, Chairmen of the Audit and Finance Committee and Compensation and Personnel Committee each received an annual retainer of $24,000 plus 150 shares of common stock, and members of the newly constituted Loan Committee each receive $18,000 per annum and 150 shares of common stock. All other outside directors of the Company were paid a retainer of $9,600. Under the Director Bonus Program, outside directors individually qualify for a bonus equal to .025% of the Corporation’s net income. For the fiscal year ended December 31, 2002, a total of $2,018 was paid to each outside director under the Program.

     Under the Company’s 1997 Elective Equity Plan and 2002 Equity Compensation Plan, directors could elect to receive shares (sales restricted for three years) of the Company’s common stock in lieu of receiving cash compensation for the fiscal year. Under those plans, the number of shares received was equal to the dollar value of the compensation the director would have received divided by the adjusted value of the common stock as of the first day of the fiscal year. The adjusted value of the common stock in 2002 represented approximately 80% of the market value of the stock at the first day of the fiscal year.

PROPOSAL 2 – REINCORPORATION IN THE STATE OF WASHINGTON AND

INCREASE IN AUTHORIZED SHARES

     For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the Company’s state of incorporation from Delaware to Washington (the “Reincorporation”). The Board of Directors has approved the Reincorporation, which would be accomplished by merging the Company with and into its newly formed Washington subsidiary that is authorized to issue 25,000,000 shares of common stock, formed for the purpose of accomplishing the Reincorporation (“Washington Corporation”). The shareholders will be asked to approve the Reincorporation and the related increase in authorized shares at the Annual Meeting.

Reason for Change of Domicile from Delaware to Washington

     The sole factor in the Board of Directors’ recommendation to reincorporate in Washington was that the Company’s franchise fees will be substantially less in Washington than in Delaware. The Company expects to save approximately $42,560 annually ($127,560 annually if the number of authorized shares increased to 25,000,000) on state franchise tax fees by reincorporating in Washington.

Reason for Increased Number of Authorized Shares

     The reorganization would increase the number of shares of common stock authorized for issuance from 8,000,000 to 25,000,000 shares.

     The Board of Directors believes that an increase in the number of shares of authorized common stock as contemplated by the reorganization would benefit the Company and its shareholders by giving the Company needed flexibility in its corporate planning and in responding to developments in the Company’s business. Such flexibility might include, without limitation, the issuance and sale of common stock: (i) as consideration, in whole or in part, for the acquisition of businesses or other assets, (ii) in public or private offerings as a means of obtaining additional capital for the Company’s business, (iii) pursuant to any stock option plan or other benefit plan or employment agreement, and (iv) in connection with stock splits or dividends and other general corporate purposes. At this time the Board of Directors does not have any definitive plans for issuing new shares of common stock.

     The increase in the number of shares authorized for issuance will not have any immediate effect on the rights of existing shareholders. The Board of Directors will, however, have the authority to issue the authorized shares without requiring future shareholder approval of such issuances, except as may be required by applicable law or regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders. The holders of common stock have no preemptive rights.

Plan of Merger

     The Reincorporation will be accomplished by merging the Company with and into the Washington Corporation pursuant to the terms of the proposed Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached as Exhibit A to this Proxy Statement. Upon the completion of the merger, the owner of each outstanding share of the Company’s common stock will become shareholders of a company governed by Washington law. Each outstanding certificate representing a share or shares of the Company’s common stock will continue to represent the same number of shares in the Washington Corporation (i.e., a certificate representing one share of the Company’s common stock will then equal one share of the Washington Corporation common stock). IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES.

     The Company’s common stock will continue to be traded on the Nasdaq Small-Cap Market under the symbol “CASB” after the reorganization.

     The Washington Corporation’s Articles of Incorporation and Bylaws will be similar to the Articles of Incorporation and Bylaws of the former corporation. The Washington Corporation’s

Articles of Incorporation are attached hereto as Exhibit B. The discussion contained in this Proxy Statement is qualified in its entirety by reference to Exhibits A and B.

Effect of Reincorporation and Merger

     The Reincorporation and the merger will effect a change in the legal domicile of the Company, an increase in the number of its authorized shares and other changes of a legal nature, the most significant of which are described in this Proxy Statement. The Reincorporation and merger will not result in any change in the business, management, location of the Company’s principal executive offices, assets, liabilities, net worth or accounting practices. Moreover, as noted above, the shares of common stock will continue to be publicly traded and reported on the Nasdaq Small-Cap Market. The merger will not give rise to any appraisal or dissenters’ rights.

Principal Differences in Corporate Charters

     The Washington Corporation’s Articles of Incorporation differ from the Company’s Certificate of Incorporation in several aspects. First, the Washington Corporation is authorized to issue 25,000,000 shares of common stock, whereas the Company is authorized to issue 8,000,000 shares of common stock. In addition, the names of the incorporator and the directors have been updated, and references to Delaware law have been changed to references to applicable Washington laws. Although the Washington Corporation’s Articles of Incorporation and the Company’s Certificate of Incorporation contain similar language to the effect that a director will not be liable for monetary damages for conduct as a director to the full extent that each entity’s respective state’s law permits, the Washington Business Corporation Act (“WBCA”) and the Delaware General Corporate Law (DGCL) have different director and officer indemnification and director liability provisions.

     Various differences also may exist between the Washington Corporation’s Bylaws and the Company’s Bylaws, but none of these provisions is expected to have a material effect on the Company’s governance.

Certain Differences in Corporate Laws

     The DGCL currently governs the rights of the Company’s shareholders. After the merger, the rights of shareholders will be governed by the WBCA. The following discussion summarizes certain significant differences between the provisions of the DGCL and the WBCA, as applicable to a public company.

     Amendment of Articles/Certificate of Incorporation. The WBCA authorizes a corporation’s board of directors to make various changes of an administrative nature to its articles of incorporation including changes of corporate name, changes to the number of outstanding shares in order to effectuate a stock split or stock dividend in the corporation’s own shares, and changes to or elimination of provisions with respect to par value of its stock. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that because of a conflict of interest or other special circumstances, it should make no recommendation, and must be approved by two-thirds of all votes entitled to be cast by each voting group which has a right to vote on the amendment. Under the DGCL, all amendments to a corporation’s certificate of incorporation require the approval of shareholders holding a majority of the voting power of the corporation unless a greater proportion is specified in the certificate of incorporation.

     Provisions Affecting Acquisitions and Business Combinations. The WBCA imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA prohibits a “target corporation,” with certain exceptions, from engaging in certain “significant business transactions” with an “Acquiring Person” who acquires 10% or more of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the date of the acquisition. The prohibited transactions include, among others, merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the target corporation as a result of the Acquiring Person’s acquisition of 10% or more of the shares, or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder.

     After the five-year period during which significant business transactions are prohibited, a transaction may occur if certain “fair price” criteria are met. The holders of shares must receive a value per share at least equal to the higher of (i) within the last five years prior to the announcement of the significant business transaction, the highest per share price paid by the Acquiring Person at a time when it owned 5% or more of the target corporation (or, if higher, within the five-year period before the Acquiring Person became one) and (ii) the market value of the shares on the date a significant business transaction is announced, plus annual interest in either case. Target corporations include all publicly-traded domestic corporations. A corporation may not “opt out” of this statute.

     Delaware has enacted a business combination statute that is contained in Section 203 of the DGCL providing that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested shareholder”) may not engage in certain “business combinations” with the target corporation for a period of three years following the time the person became an interested shareholder, unless (i) the board of directors of the corporation has approved, prior to that acquisition time, either the business combination or the transaction that resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66% of the outstanding voting stock not owned by the interested shareholder.

     For purposes of determining whether a person is the “owner” of 15% or more of a corporation’s voting stock for purposes of Section 203, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A business combination is also defined broadly to include (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (ii) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (iv) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits.

     Mergers, Acquisitions and Other Transactions. Under the WBCA, a merger, consolidation, sale of all or substantially all of a corporation’s assets, other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless another proportion is specified in the articles of incorporation. Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation’s assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote.

     Action Without a Meeting. Under the WBCA, shareholder action may be taken without a meeting if written consents setting forth such action are signed by all holders of outstanding shares entitled to vote thereon. The DGCL authorizes shareholder action without a meeting if consents are received from holders of a majority of the outstanding shares. Although the Washington Corporation’s Articles of Incorporation and Bylaws do not restrict the ability of shareholders to act by written consent, because such a consent must be signed by all holders of outstanding shares entitled to vote on the action, it is highly unlikely that any shareholder action would be taken by written consent.

     Class Voting. Under the WBCA, the articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain mergers that adversely affect the rights of holders of that class. The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

     Transactions With Officers or Directors. The WBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (i) it is approved by a majority of qualified directors; (ii) it is approved by the affirmative vote of a majority of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, a “qualified director” is one who does not have (a) a conflicting interest respecting the transaction or (b) a familial, financial, professional or employment relationship with a second director who does have such a conflict and which relationship would reasonably be expected to exert an influence on the first director’s judgment when voting on the transaction. “Qualified Shares” are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

     The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board or a committee which authorizes the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders.

     Appraisal or Dissenters’ Rights. Under the WBCA a shareholder is entitled to dissent from and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all assets of the corporation, and amendments to the corporation’s articles of incorporation that materially and adversely affect shareholder rights.

     Under the DGCL, appraisal rights are available only in connection with certain mergers or consolidations, unless otherwise provided in the corporation’s certificate of incorporation. Even in the event of those mergers or consolidations, unless the certificate of incorporation otherwise provides, the DGCL does not provide appraisal rights (i) if the shares of the corporation are listed on a national securities exchange, designated as a national market system security on an inter dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders (as long as in the merger the shareholders receive shares of the surviving corporation or any other corporation the shares of which are listed on a national securities exchange or held of record by more than 2,000 shareholders) or (ii) if the corporation is the surviving corporation and no vote of its shareholders is required for the merger. Because the Company is listed on the Nasdaq Small-Cap Market, shareholders currently would not have statutory appraisal rights under the DGCL in such mergers.

     Indemnification of Directors and Officers. Under the WBCA, if authorized by the articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified, before or after the event, by the shareholders, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of: (i) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of the law; (ii) conduct of a director or officer finally adjudged to be an unlawful distribution; or (iii) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Unless limited by the corporation’s articles of incorporation, Washington law requires indemnification if the director or officer is wholly successful on the merits of the action. Any indemnification of a director in a derivative action must be reported to shareholders in writing. The Washington Corporation’s Articles of Incorporation provide that the Washington Corporation shall indemnify its directors and officers to the fullest extent not prohibited by law, including indemnification for payments in settlement of actions brought against a director or officer in the name of the corporation, commonly referred to as a derivative action.

     Under the DGCL, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of non-derivative actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation. Indemnification is required to the extent of a director’s or officer’s successful defense.

     Additionally, under the DGCL, a corporation may reimburse directors and officers for expenses incurred in a derivative action.

     Filing Fees. Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $150,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation. The Company is currently subject to an annual fee of approximately $42,560, which amount would increase to approximately $127,560 if the Company continued to be incorporated in Delaware and the number of shares authorized is increased to 25,000,000. Washington charges corporations incorporated in Washington nominal annual corporate license renewal fees ($59.00), and does not impose any franchise tax fee.

Federal Income Tax Consequences

     In connection with the Reincorporation, Keller Rohrback L.L.P., counsel to the Company, will issue an opinion to the effect that, for federal income tax purposes:

     1.     The merger of the Company with and into the Washington Corporation will qualify as a reorganization under section 368(a)(1) of the Internal Revenue Code of 1986, as amended;

     2.     The Company will recognize no gain or loss as a result of the merger;

     3.     A shareholder of the Company will recognize no gain or loss upon the deemed exchange of shares of Company common stock for shares of the Washington Corporation common stock;

     4.     The aggregate basis of the shares of the Washington Corporation common stock deemed received by a shareholder as a result of the merger will equal the aggregate basis of the shares of Company common stock deemed exchanged therefor; and

     5.     The holding period of the shares of the Washington Corporation common stock deemed received by a shareholder in the merger will include the holding period of the shares of Company common stock deemed exchanged therefor, provided that such Company common stock is held as a capital asset by the shareholder at the time of the merger.

     The opinion of Keller Rohrback L.L.P. is subject to certain assumptions and qualifications and will be based upon the accuracy of certain representations contained in the officers’ certificates delivered to Keller Rohrback L.L.P. by the parties to the Reincorporation in connection with the delivery of the tax opinion by Keller Rohrback L.L.P. No ruling from the IRS will be applied for with respect to the federal income tax consequences of the Reincorporation. Thus, there can be no assurance that the IRS will agree with the conclusions set forth herein regarding the federal income tax consequences of the Reincorporation.

     The federal income tax discussion set forth above is based upon current law. Although this discussion is intended to cover the material federal income tax consequences of the Reincorporation, it may not address issues that are material to a shareholder because of his or her particular tax situation.

     It does not address foreign, state or local tax consequences. Shareholders may wish to consult with a tax advisor concerning the specific tax consequences of the Reincorporation, including the applicability and effect of federal, state, local and other tax laws.

Vote Required And Board Recommendation

     The affirmative vote of a majority of the outstanding shares of common stock of the Company is required to approve the Reincorporation.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3 – ADOPTION OF 2003 LONG-TERM STOCK INCENTIVE PLAN

     There will be presented to the meeting a proposal to adopt the 2003 Long-Term Stock Incentive Plan (the “Plan”). The Plan will replace the 1997 Stock Option Plan under which no further options will be granted upon approval of this Plan. The Board of Directors believes stock options and other stock-based incentives play an important role in retaining the services of outstanding personnel and in encouraging such persons to have a greater financial investment in the Company. The Board of Directors has approved the 2003 Long-Term Stock Incentive Plan and directed that it be submitted to shareholders for approval.

     The proposed Plan is set forth in Exhibit C. Primary aspects of the proposed Plan are as follows:

General Information

     Plan Administration. The Plan is administered by the Compensation Committee of the Board of Directors, which is comprised of non-employee directors (the “Committee”). The

Committee establishes the terms and conditions of awards granted under the Plan, subject to certain limitations in the Plan. The Committee may delegate to the CEO or other executive officers of the Company certain authority under the Plan, including the authority to grant awards to eligible employees who are not officers subject to Section 16 of the Securities Exchange Act of 1934.

     Participants. The Committee may grant incentive stock options under the Internal Revenue Code of 1986, nonqualified stock options and restricted stock grants to all employees or directors. No participant may receive grants under this Plan in any given year which, singly or in the aggregate, cover more than 50,000 shares of Company Common Stock. Grants of Restricted Stock are limited to 15% of the shares of Common Stock reserved for issuance under the Plan.

     Shares Available. The aggregate number of shares of the Company’s Common Stock that may be issued or transferred to grantees under the Plan shall not exceed 600,000 shares of Company Common Stock upon approval of this Plan. No further options or other benefits will be granted under the 1997 Stock Option Plan; provided, however, that any outstanding options or other benefits under such plans may be exercised in accordance with the terms of such plans. If there is a stock split, stock dividend or other relevant change affecting the Company’s shares. appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding grants made before such event. If, shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants.

Grants Under the Plan

     Stock Options. The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, other statutory stock options and nonqualified stock options. The term of an option shall be fixed by the Committee, but shall not exceed ten years. The option price shall not be less than the fair market value of the Company’s Common Stock on the date of grant.

     Restricted Stock Grants. The Committee may also award shares under a Restricted Stock Grant. The Committee may establish a period of time during which the grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock (“Restriction Period”). During this period, the grantee would be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

U.S. Federal Income Tax Consequences

     Following is an explanation of the U.S. federal income tax consequences for option holders who are subject to tax in the United States.

     Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for the Company.

     The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

     The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise, and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

     If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

     Restricted Stock Grants. The grant of Restricted Stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

Other Information

     Upon approval by the Company’s shareholders, the Plan will be effective on March 11, 2003 and will terminate on March 10, 2013, unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders. The Board may amend the Plan as it deems advisable but, if the Securities Exchange Act of 1934 requires the Company to obtain shareholder approval, then such approval will be sought. No adjustments or reductions of the exercise price of options granted under the Plan shall be made, by cancellation of outstanding options and the subsequent regranting of options at a lower price, without shareholders’ approval. Options are not assignable or transferable except for limited circumstances upon death, or pursuant to rules that may be adopted by the Committee. The Committee may establish rules and procedures to permit an option holder to defer recognition of gain upon the exercise of a stock option.

     Participants who will participate in the Plan in the future and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined above.

Since no such determinations have yet been made, it is not possible to state the terms of any individual options which may be issued under the Plan or the names or positions of, or respective amounts of the allotments to, any individuals who may participate.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

     Persons and groups who beneficially own more than 5% of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) and to provide a copy to the Company disclosing such ownership. Based on such reports, the following table sets forth, as of March 14, 2003, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of common stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of common stock at March 14, 2003.

     The following table shows the number of shares of the Company’s common stock beneficially owned at March 14, 2003 by the Company’s directors and nominees for director, executive officers identified in the Summary Compensation Table and all directors and executive officers as a group. The address of each person, except as set forth below, is the same as the Company’s principal office.

			% of
	Number of Shares		Shares
Name	Beneficially Owned(1)		Outstanding

Beneficial Owners of more than 5%:
Arthur W. Skotdal, Andrew P. Skotdal and Craig G. Skotdal c/o Douglas A. Schafer Schafer Law Firm P.O. Box 1134 Tacoma, WA 98401	609,941		9.1%
Directors:
David W. Duce	34,438	(2)	*
Janice Halladay	15,781		*
Dwayne Lane	49,328		*
Dennis R. Murphy	30,582		*
David O’Connor	66,961	(3)	1.0%
Henry Robinett	31,959		*

			% of
	Number of Shares		Shares
Name	Beneficially Owned(1)		Outstanding

Craig G. Skotdal	609,941	(4)	9.1%
Ronald E. Thompson	46,069	(5)	*
G. Brandt Westover	27,542		*
Executive Officers:
Steven R. Erickson	36,098		*
Lars H. Johnson	26,805		*
Frank M. McCord **	287,251		4.1%
Debbie E. McLeod	2,727		*
Carol K. Nelson **	40,216		*
All executive officers and Directors as a group (18 persons)	1,414,427		21.8%

*	Less than 1% of shares outstanding.

**	Also a director of the Company and the Bank.

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses or other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership over which shares the persons named in the table possess voting and/or investment power. Shares held in accounts under the Company’s ESOP as of December 31, 2002 are included in the above table as follows: Ms. Nelson: 516; Mr. McCord: 10,304; Mr. Erickson: 8,373; Mr. Johnson: 617; and Ms. McLeod: 150; all executive officers and directors as a group: 30,003. Shares held under the Bank’s 401(k) plan as of December 31, 2002 are included as follows: Mr. Johnson: 2,208; Mr. McCord: 19,793; and Mr. Erickson: 2,807. These amounts do not include the remaining shares held by the Bank’s 401(k) plan for which Messrs. McCord, Westover, and Johnson act as trustees. The amounts shown also include the following amounts of common stock which the following individuals have the right to acquire within 60 days of March 14, 2003 through the exercise of stock options granted pursuant to the Company’s stock option plans: Mr. Erickson: 17,607; Ms. Halladay: 8,056; Mr. Lane: 8,056; Mr. Johnson: 22,550; Ms. McLeod: 2,200; Dr. Murphy: 13,113; Ms. Nelson: 37,150; Mr. Robinett: 5,440; Mr. Skotdal: 2,578; Mr. Thompson: 4,197; all executive officers and directors as a group: 144,426.

(2)	Includes 310 shares held by Mr. Duce’s five children, and 1,821 shares held by a testamentary trust of which Mr. Duce is trustee.

(3)	Includes 26,513 held by a trust in which Mr. O’Connor has a pecuniary interest.

(4)	Includes 209,855 shares held by Mr. Skotdal’s brother of which Mr. Skotdal has the authority to vote, and 186,432 shares held by a limited liability company in which Mr. Skotdal has a pecuniary interest.

(5)	Includes 25,658 shares held in an IRA for the benefit of Mr. Thompson.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. The rules promulgated by the SEC under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the SEC pursuant to Section 16(a).

     Based solely upon a review of Form(s) 3, Form(s) 4 and Form(s) 5, and amendments thereto, furnished to the Company pursuant to Rule 16(a)(3)(e) for the year ended December 31, 2002, and written representations of certain of its directors and officers that no additional Forms 5 were required to be filed, the Company believes that all directors, executive officers and beneficial owners of more than 10% of the common stock have filed with the SEC on a timely basis the reports required to be filed under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by the Company’s Chief Executive Officer and the four other most highly compensated executive officers who were serving as such as of December 31, 2002 (collectively, the “Named Officers”) and each of whose aggregate compensation for calendar 2002 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that year.

Summary Compensation Table

					Long-Term
					Compensation
			Annual Compensation		Awards

					Securities
				Other Annual	Underlying	All Other
Name and Position	Year	Salary	Bonus(1)	Compensation(2)	Options(#)	Compensation(3)

Carol K. Nelson	2002	$200,000	$304,720	—	10,000	$10,697
President and Chief	2001	174,231	130,000	—	110,000	—
Executive Officer of the Company and the Bank(4)
Frank M. McCord	2002	$106,540	—	$24,000	—	$5,698
Chairman of the	2001	130,548	33,030	—	—	9,211
Board of the Company and the Bank (5)	2000	130,548	—	—	—	11,580

					Long-Term
					Compensation
		Annual Compensation			Awards

					Securities
				Other Annual	Underlying	All Other
Name and Position	Year	Salary	Bonus(1)	Compensation(2)	Options(#)	Compensation(3)

Steven R. Erickson Executive Vice					—
President of the	2002	$88,340	$65,000	—	7,000	$7,719
Bank—Real Estate	2001	86,350	107,000	—	—	8,207
Lending	2000	73,500	82,500	—	17,250	7,692
Lars H. Johnson Executive Vice President and Chief Financial Officer of the Bank and Treasurer/	2002	$123,000	$40,000	—	7,000	$8,375
Secretary of the	2001	106,667	50,000	—	—	3,904
Company	2000	72,000	—	—	57,550	—
Debbie E. McLeod Executive Vice President—Retail	2002	$87,125	$40,000	—	5,000	$3,468
Banking (6)	2001	74,375	26,666	—	11,000	—

(1)	Bonus totals for 2002 include awards attributed to the year ended December 31, 2002, except for Carol K. Nelson. Ms. Nelson’s 2002 bonus includes $212,050 attributable to the twelve month period from July 1, 2001 to June 30, 2002 and $92,700 attributable to the six month period from July 1, 2002 to December 31, 2002. Bonus totals for 2001 include awards attributed to the twelve month period from July 1, 2000 and June 30, 2001, and the six-month period ended December 31, 2001, for all except Mr. McCord, whose award is attributable only to the fiscal year ended June 30, 2001. Mr. Erickson’s 2001 bonus payments of $70,000 and $37,000 are attributable to the fiscal year ended June 30, 2001 and the six-month period ended December 31, 2001. Mr. Johnson’s bonus is based upon $30,000 for the June 30, 2001 period and $20,000 for the December 31, 2001 period.

(2)	Does not include perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.

(3)	All Other Compensation for calendar year 2002 includes the following: for Ms. Nelson, employer contribution to 401(k) Plan of $5,000 and ESOP contribution of $5,697; for Mr. McCord, employer contribution to 401(k) Plan of $2,664 and ESOP contribution of $3,034; for Mr. Erickson, employer contribution to 401(k) Plan of $3,608 and ESOP contribution of $4,111; for Mr. Johnson, employer contribution to 401(k) Plan of $3,904 and ESOP contribution of $4,471, and for Ms. McLeod, employer contribution to 401(k) Plan of $1,809 and ESOP contribution of $1,659. (ESOP contributions include the reallocation of the unvested amounts forfeited by departing Plan participants.)

(4)	Ms. Nelson was first employed by the Company in February 2001.

(5)	Mr. McCord served as Chief Executive Officer of the Company until May 1, 2002, and currently serves as Chairman of the Board of the Company and the Bank. As of May 1, 2002 Mr. McCord’s annual salary was reduced from $130,548 to $94,548. At that time, Mr. McCord began receiving fees for serving as Chairman of the Board of Directors at a rate of $36,000 per annum. Mr. McCord was paid $24,000 in director’s fees for the eight month period from May 1, 2002 to December 31, 2002.

(6)	Ms. McLeod was first employed by the Company in February 2001.

Employment Agreement

     The Bank entered into an employment agreement with Carol K. Nelson on January 24, 2001, which was effective February 19, 2001. The agreement was amended and extended on March 24, 2002. Ms. Nelson’s current base salary (which is subject to annual review) is $200,000. She is entitled to participate in employee benefit plans and other fringe benefits applicable to executive personnel. The three-year term of the agreement may be extended annually for an additional year. The employment of Ms. Nelson is terminable at any time for cause as defined in the agreement, and she may be terminated without cause in which case she would continue to receive compensation otherwise payable over the remaining term of the agreement. The agreement provides for payment of bonuses each year based on the amount of the Bank’s net profit before taxes. The agreement also provides for the payment of severance benefits to Ms. Nelson in the event of her termination of employment following a change in control of the Bank or the Company. Such benefits would include: (i) if the termination is within 12 months after the change in control, severance benefit/pay would be three times Ms. Nelson’s annual compensation and bonus for the prior year paid, or (ii) if the termination occurs more than 12 months after a change in control, the severance benefit/pay would be Ms. Nelson’s annual compensation and bonuses for the balance of the term of the agreement, or two times the amount of her then current year base salary and bonus, whichever is greater, and subject to reduction to avoid any “excess parachute payment” for federal income tax purposes.

Change in Control Agreements

     The Bank entered into Change of Control/Severance Agreements in December of 2001 with Steven Erickson, Lars Johnson, Debbie E. McLeod and four other executive officers who are not included in the above tables. These agreements generally provide that within twenty-four months after a change of control, if an executive is terminated other than for cause or for good reason (as such terms are defined in the agreements), such executive will generally be entitled to receive a severance payment equal to two times the executive’s annual compensation. The agreements generally define a change in control as the acquisition of all or a substantial part of the Company or the Bank, the merger of the Company or the Bank into another company that is the surviving company, the sale of substantially all of the assets of the Company or the Bank to another company, or a hostile acquisition of substantially all of the stock of the Company or the Bank.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning the grant of stock options to Carol K. Nelson, Lars H. Johnson, Steven R. Erickson, and Debbie E. McLeod during the year ended December 31, 2002.

Option Grants

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation for
	Individual Grants				Option Term

	Number of	% of Total
	Shares	Options
	Underlying	Granted to	Exercise
	Options	Employees	Price	Expiration
Name	Granted (1)	in Period	($/Share)	Date	5%	10%

Carol K. Nelson	10,000	12.7%	$8.65	2/13/12	$54,400	$137,900
Lars H. Johnson	7,000	8.9%	$9.70	3/26/12	$42,700	$108,220
Steven R. Erickson	7,000	8.9%	$9.70	3/26/12	$42,700	$108,220
Debbie E. McLeod	5,000	6.3%	$9.70	3/26/12	$30,500	$77,300

(1)	Options granted vest at the rate of 20% per annum after the second year of grant. Options will become immediately exercisable in the event of a change in control of the Company. Options were granted under the Company’s 1997 Stock Option Plan, as amended, and have an exercise price equal to the fair market value of the common stock on the date of grant. The dollar gains under these columns result from calculations required by the SEC rules and are not intended to forecast future price appreciation of the common stock of the Company. It is important to note that options have value to the listed executive only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executive to realize the potential values set forth in the 5% column and the 10% column in the table, the price per share of the Company’s common stock would be approximately $14.09 and $22.44, respectively for the options that expire on February 13, 2012, and $15.80 and $25.16, respectively, for the options that expire on March 26, 2012.

Option Exercise/Value Table

     The following information is presented for the Chief Executive Officer and the other Named Officers with respect to options exercised during the fiscal year ended December 31, 2002, and remaining unexercised at the end of 2002.

Aggregated Option Exercises in Last Fiscal Year

and Year-End Option Values

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at Fiscal Year-
			Options at Year-End		End (2)

	Shares	Value
	Acquired on	Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank M. McCord	75,486	$520,853	—	—	—	—
Carol K. Nelson	—	—	15,150	104,850	$75,902	$508,098
Steven R. Erickson	8,311	76,295	17,607	24,361	82,049	129,556
Lars H. Johnson	—	—	11,550	53,200	52,190	224,438
Debbie E. McLeod	—	—	—	16,000	—	66,310

(1)	The value of realized on exercised options is calculated on the difference between the strike price of the options and the price at the close of business of the Company’s stock on the date of exercise.

(2)	The value of unexercised in-the-money options is calculated using a fair market value of $11.94 as of December 31, 2002, based on the last known trade, less the strike price on those options. Options have been adjusted for stock dividends.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of February 28, 2003.

Number of Shares to be
	Issued Upon	Weighted Average	Number of Shares
	Exercise of	Exercise Price of	Remaining
	Outstanding	Outstanding	Available for
Plan Category	Options	Options	Future Issuance

Equity compensation plans approved by shareholders(a)	576,100	$7.18	76,080
Equity compensation plans not approved by shareholders	—	—	—
Total	576,100	$7.18	76,080

(a)	Consists of two Company plans: the 1992 Stock Option and Incentive Plan and the 1997 Stock Option Plan.

1997 Stock Option Plan

     The 1997 Stock Option Plan, as amended (the “Option Plan”), provides for the grant of incentive stock options and nonqualified stock options to all officers, directors and employees of the Company and its subsidiaries.

     The Option Plan is administered by a committee of non-employee directors. During 2002, options to purchase a total of 79,000 shares were granted to all employees under the Option Plan. As of December 31, 2002, options to purchase a total of 77,180 shares remain available for issuance under the Option Plan.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE (1)

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Bank and Company. The Compensation and Personnel Committee’s duties are to establish and administer policies that govern executive compensation for the Company. The Committee evaluates the individual performance of the President and Chief Executive Officer, the Chief Financial Officer, and other senior level officers and reviews compensation policies for all senior management. The committee receives input from the President on the other executive officers’ performance and has final authority to set individual compensation levels.

     The executive compensation policies of the Company are designed to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company to attract and retain qualified executive officers. The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives. These factors include the performance of the Company overall, the responsibilities assigned to each executive, and the performance of each executive in their assigned areas of oversight.

     Base Salary. The Company’s compensation plan involves a combination of salary and cash bonuses tied to short-term performance. Salary levels are designed to be competitive within the banking industry based on a peer group analysis of Pacific Northwest financial institutions. Given the Company’s performance and size, the Committee concluded that the base salaries of the reviewed executive officers were adjusted appropriately for 2002.

     Bonus Programs. An incentive bonus plan is in effect for the executive officers of the Company that is designed to compensate for performance. The plan for the President is based upon the profitability of the Company as established within her employment contract. The plan for all other executive officers is based upon the attainment of certain negotiated goals including Company and line of business profitability; loan levels and credit quality; expense management; and teamwork. Performance is evaluated by the President (and reviewed by the Compensation and Personnel Committee) quarterly, with 70% of any award paid at the end of each quarter and the remaining 30% at the end of the year.

     Option Grants. The Committee selects employees who will receive stock options and determines the number to be granted. Stock options are designed to provide long-term incentives for key employees. These grants were made at current market prices under the rules of the 1997 Stock Option Plan, as amended.

     Compensation of the Chief Executive Officer. As of May 1, 2002, Carol K. Nelson was appointed Chief Executive Officer of Cascade Financial Corporation. Previously, Ms. Nelson

(1)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

was President and Chief Operating Officer of Cascade Financial and President and Chief Executive Officer of Cascade Bank, titles which she retains. For the year ended December 31, 2002, Ms. Nelson’s base salary was $200,000. In addition, pursuant to her employment contract, as amended on March 24, 2002, Ms. Nelson was paid a bonus based upon the Company’s net profit before tax. For the twelve-month period between July 1, 2001 and June 30, 2002, Ms. Nelson was paid 7.5% of the increase in net profit before tax between that period and the same twelve month period ended June 30, 2001, which was $262,150. Of that amount $50,000 was paid in 2001 and $212,150 was attributable to 2002. For the six-month period between July 1, 2002 and December 31, 2002, Ms. Nelson received 1.5% of the Company’s net profit before tax or $92,660.

     Stock Awards. Future awards of stock may be made by the Committee pursuant to the proposed 2003 Long-Term Stock Incentive Plan described in this document, if such plan is approved by the shareholders.

     For the year ended December 31, 2002, Ms. Nelson was awarded options to purchase 10,000 shares of stock, which reflected the attainment of specific performance criteria established by the Compensation and Personnel Committee, including but not limited to profitability, regulatory examination ratings, and investor relations. These options were granted at current market prices under the rules of the 1997 Stock Option Plan as amended. The Committee believes that Ms. Nelson’s compensation is appropriate based upon the Company’s overall performance.

COMPENSATION AND PERSONNEL COMMITTEE

David Duce, Chairman Janice Halladay Dwayne Lane G. Brandt Westover

REPORT OF THE AUDIT COMMITTEE1

     The Audit Committee assists the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Committee acts pursuant to the Audit Committee Charter. Each of the members of the Committee qualifies as an “independent” director under the current listing standards of the National Association of Securities Dealers (NASD).

     The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002, with management and the independent auditors. Management is responsible for the preparation, presentation and integrity

[1]	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

of the Company’s financial statements; accounting and financial reporting principles; internal controls; and disclosure controls and procedures. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the independent auditors have provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with the independent auditors their independence and has considered whether the provision of nonaudit services is compatible with maintaining their independence.

     In reliance on the review and discussions above, the Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     This report is submitted by the Audit Committee.

AUDIT AND FINANCE COMMITTEE

Dennis R. Murphy, Ph.D. Chairman David O’Connor Henry Robinett Ronald E. Thompson Craig G. Skotdal

SHAREHOLDER RETURN PERFORMANCE GRAPH (3)

     The following graph compares the Company’s cumulative shareholder return on its common stock with the return on the Nasdaq (U.S. Stock) Index and a peer group of the Nasdaq’s Financial Index. Total return assumes (i) the reinvestment of all dividends and (ii) the value of the investment in the Company’s common stock and each index was $100 at the close of trading on December 31, 1997.

(3)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Cascade Financial Corporation	$100.00	$122.70	$124.51	$98.70	$100.52	$154.86
Nasdaq (Composite) Index	$100.00	$139.63	$259.13	$157.32	$126.04	$85.08
Nasdaq OTC Bank Index	$100.00	$88.23	$81.19	$93.10	$102.48	$107.43

*	Assumes that the value of the investment in the Company’s common stock and each index was $100 on December 31, 1997, and that all dividends were reinvested.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Certain transactions involving loans, deposits, credit cards and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions occurred during 2002 between the Bank and certain directors or executive officers of the Company and its subsidiaries, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the directors, the executive officers or their family members. These transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

INDEPENDENT AUDITORS

     KPMG LLP were the Company’s independent auditors for the year ended December 31, 2002. The Board of Directors has appointed KPMG LLP as independent auditors for the fiscal year ending December 31, 2003. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

Fees Billed To The Company By KPMG LLP During 2002

     Audit Fees. The aggregate fees billed to the Company by KPMG LLP for professional services rendered for the audit of the Company’s financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for the calendar year, including travel expenses, were $88,500.

     Financial Information Systems Design and Implementation Fees. KPMG LLP performed no financial statement design or implementation work for the Company during the calendar year ended December 31, 2002.

     All Other Fees. Other than audit fees, the aggregate fees billed to the Company by KPMG LLP for 2002 were as follows:

Audit fees, excluding audit related	$91,350

All other fees:
Audit related fees (1)	$27,900
Other non-audit services (2)	21,175

$49,075

(1)	Audit related fees consisted primarily of fees associated with FDICIA, audits of financial statements of employee benefit plans and review of registration statements.

(2)	Other non-audit fees consisted of tax compliance services.

     The Audit and Finance Committee of the Board of Directors determined that the services performed by KPMG LLP, other than audit services, are not incompatible with KPMG LLP maintaining its independence.

OTHER INFORMATION

Expenses of Solicitation

     The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by mail, telephone, facsimile or electronic mail.

Shareholder Proposals and Director Nominations

     In order to be eligible for inclusion in the Company’s proxy materials for the 2004 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive offices at 2828 Colby Avenue, Everett, Washington 98201 no later than November 15, 2003. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The Company’s Certificate of Incorporation and the Washington Corporation’s Articles of Incorporation provides that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary in accordance with the Certificate of Incorporation. As specified in the Certificate/Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the Annual Meeting must state the shareholder’s name, address and the number of shares of common stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

MISCELLANEOUS

     The Company’s December 31, 2002 Annual Report is being sent to shareholders of record as of March 14, 2003, together with this Proxy Statement.

     The Company will furnish to shareholders without charge a copy of its Annual Report and Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, upon receipt of a written request addressed to Cascade Financial Corporation, 2828 Colby Avenue, Everett, WA 98201. Reports, proxy statements and other information filed by the Company are also available on the Internet at the SEC’s World Wide Web site at http://www.sec.gov.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Lars H. Johnson Secretary

Exhibit A

ARTICLES OF INCORPORATION
OF
CASCADE FINANCIAL CORPORATION WASHINGTON

ARTICLE I
Name

     The name of the corporation is Cascade Financial Corporation Washington (herein the “Corporation”).

ARTICLE II
Registered Office

     The address of the Corporation’s registered office in the state of Washington is 2828 Colby Avenue, Everett, WA 98201. The name of the Corporation’s registered agent at such address is Carol K. Nelson.

ARTICLE III
Powers

     The purpose for which the Corporation is organized is to act as a bank holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the laws of the State of Washington. The Corporation shall have all the powers of a corporation organized under the laws of the State of Washington.

ARTICLE IV
Term

     The Corporation is to have perpetual existence.

ARTICLE V
Incorporators

     The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Carol K. Nelson	2828 Colby Avenue
Everett, WA 98201

ARTICLE VI
Initial Directors

     The number of directors constituting the initial board of directors of the Corporation is eleven, and the names and addresses of the persons who are to serve as directors until their successors are elected and qualified, together with the classes of directorships to which such persons have been assigned, are:

Name	Address	Class

David W. Duce	2828 Colby Avenue	II
Everett, WA 98201
Janice Halladay	2828 Colby Avenue	I
Everett, WA 98201
Dwayne Lane	2828 Colby Avenue	III
Everett, WA 98201
Frank McCord	2828 Colby Avenue	II
Everett, WA 98201
Dennis R. Murphy	2828 Colby Avenue	III
Everett, WA 98201
Carol K. Nelson	2828 Colby Avenue	II
Everett, WA 98201
David O’Connor	2828 Colby Avenue	II
Everett, WA 98201
Henry Robinett	2828 Colby Avenue	I
Everett, WA 98201
Craig G. Skotdal	2828 Colby Avenue	I
Everett, WA 98201
Ronald E. Thompson	2828 Colby Avenue	III
Everett, WA 98201
G. Brandt Westover	2828 Colby Avenue	III
Everett, WA 98201

ARTICLE VII
Capital Stock

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 25,500,000, of which 25,000,000 are to be shares of common stock, $.0l par value per share, and of which 500,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of stockholders except as otherwise provided in this Article VII or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     A.     Common Stock. Except as provided in these Articles, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when as declared by the board of directors of the Corporation.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

     B.     Serial Preferred Stock. Except as provided in these Articles, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

             1.      the distinctive serial designation and the number of shares constituting such series;

             2.      the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

             3.      the voting powers, full or limited, if any, of the shares of such series;

             4.      whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

            5.      the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            6.      whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

            7.      whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

            8.      the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

            9.      whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

ARTICLE VIII
Preemptive Rights

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE IX
Repurchase of Shares

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

ARTICLE X
Meetings of Stockholders; Cumulative Voting

     A.     Notwithstanding any other provision of these Articles or the Bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     B.     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of the Corporation, include the power and authority to call such meetings, or by holders of not less than 20% of the outstanding shares of the Corporation’s stock, but such special meetings may not be called by any other person or persons.

     C.     There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

     D.     Meetings of stockholders may be held at such place as the Bylaws may provide.

ARTICLE XI
Notice for Nominations and Proposals

     A.     Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days’ notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominees, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice (a) his name and address as they appear on the Corporation’s books, and (vi) the class and number of shares of the Corporation which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B.     Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

     C.     The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

ARTICLE XII
Directors

     A.     Numbers; Vacancies. The number of directors of the Corporation shall be such number, not less than 5 not more than 25 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the Bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase thc number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director’s successor is elected and qualified.

     B.     Classified Board. The board of directors of the Corporation shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. Subject to the provisions of Article XII.A, should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to

Classes II or III as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class III; and (ii) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class II and the other in Class III. At the first annual meeting of stockholders, directors in Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the second annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding meeting thereafter. At the third annual meeting of stockholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article XII. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

ARTICLE XIII
Removal of Directors

     Notwithstanding any other provision of these Articles or the Bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XIII shall not apply with respect to the director or directors elected by such holders of preferred stock.

ARTICLE XIV
Acquisition of Capital Stock

     A.     Five Year Prohibition. For a period of five years from September 15, 1992 (the effective date of the completion of the conversion of Cascade Savings Bank, FSB from mutual to stock form, which entity shall become a wholly owned subsidiary of the Corporation upon completion of the holding company reorganization), no person shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors, as defined in Article XV. In addition, for a period for five years from September 15, 1992, and notwithstanding any provision to the contrary in these Articles or in the Bylaws of the Corporation, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the Corporation in violation of this Article XIV, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     B.     Prohibition after Five Years. If, at any time after September 15, 1997 (five years from the effective date of the completion of the conversion of Cascade Savings Bank, FSB from mutual to stock form, which entity shall become a wholly owned subsidiary of the Corporation upon completion of the holding company reorganization), any person shall acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation without the prior approval by a two-thirds vote of the continuing Directors, as defined in Article XV, then the record holders of voting stock of the Corporation beneficially owned by such acquiring person shall have only the voting rights set forth in this paragraph B on any matter requiting their vote or consent. With respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the Corporation which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote, and the aggregate voting power of such record holders, so limited for all shares of voting stock of the Corporation beneficially owned by such acquiring person, shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, as so limited, of the outstanding shares of voting stock of the Corporation beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented by the shares of voting stock of the Corporation and whose denominator is the total number of votes represented by the shares of voting stock of the Corporation that are beneficially owned by such acquiring person. A person who is a record owner of shares of voting stock of the Corporation that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this Paragraph B by virtue of such shares being so beneficially owned by any of such acquiring persons.

     C.     Definitions. The term “person” means an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding or disposing of securities of the Corporation. The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term “group acting in concert” includes (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (b) a combination or pooling of voting or other interest in the Corporation’s outstanding shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term “beneficial ownership” shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of filing of these Articles.

     D.     Exclusion for Employee Benefit Plans, Directors, Officers, Employees and Certain Proxies. The restrictions contained in this Article XIV shall not apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of the Corporation, (ii) any proxy granted to one or more Continuing Directors, as defined in Article XV, by a stockholder of the Corporation or (iii) any employee benefit plans of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership or voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XIV should any such person or group become a beneficial owner of more than 10% of any class or equity security of the Corporation.

     E.     Determinations. A majority of the Continuing Directors, as defined in Article XV of these Articles shall have the power to construe and apply the provisions of the Article and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (a) the number of shares beneficially owned by any person, (b) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (c) the application of any other definition or operative provision of this Article XIV to the given facts or (d) any other matter relating to the applicability or effect of this Article XIV. Any constructions, applications, or determinations made by the Continuing Directors pursuant to this Article XIV in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

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ARTICLE XV
Approval of Certain Business Combinations

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

     A.     (1) Except as otherwise expressly provided in this Article XV, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

(a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

(b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

(c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

(d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

(e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

(f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

(g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

(h) any agreement, contract or other arrangement providing for any of the transactions described in this Article.

              (2) Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

              (3) The term “Business Combination” as used in this Article XV shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B.     The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     C.     For the purposes of this Article XV the following definitions apply:

              (1) The term “Related Person” shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its “affiliates” (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), beneficially owns (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any “affiliate” (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed “beneficially owned” by such Related Person.

              (2) The term “Substantial Part” shall mean more than 25% of the total assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is made.

              (3) The term “Continuing Director” shall mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

              (4) The term “Continuing Director Quorum” shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

ARTICLE XVI
Evaluation of Business Combinations

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XV) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.

ARTICLE XVII
Indemnification

     A.     Persons. The Corporation shall indemnify, to the extent provided in paragraphs B, D or F:

              1. any person who is or was a director, officer, employee, of the Corporation; and

              2. any person who serves or served at the Corporation’s request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

     B.     Extent - Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

     C.     Standard - Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

              1. he is successful on the merits or otherwise; or

              2. he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation’s response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XV) not approved by the board of directors. However, he shall not be indemnified in respect to any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonable entitled to indemnity for such expenses as the court shall deem proper.

     D.     Extent - Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the

Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys’ fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     E.     Standard - Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

              1. he is successful on the merits or otherwise; or

              2. he acted in good faith in the transaction which is the subject of the nonderivative suite and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including but not limited to, the taking of any and all actions in connection with the Corporation’s response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XV of these Articles) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself create a presumption that the person failed to satisfy the standard of this paragraph E.2.

     F.     Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

              1. the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

              2. independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

              3. the stockholders of the Corporation.

     G.     Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H.     Advance Payment. The Corporation may pay in advance any expenses (including attorneys’ fees) which may become subject to indemnification under paragraphs A through G if (i) the board of directors authorizes the specific payment, and (ii) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A through G.

     I.     Nonexclusive. The indemnification and advance of expenses provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     J.     Continuation. The indemnification provided by this Article XVII shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     K.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability wider paragraphs A through H.

     L.     Savings Clause. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE XVIII
Elimination of Directors’ Liability

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the laws of the State of Washington, or (iv) for any transaction from which a director derived an improper personal benefit. If the laws of the State of Washington are amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Washington, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XIX
Amendment of Bylaws

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the

Bylaws of the Corporation by a two-thirds vote of the board. Notwithstanding any other provision of these Articles or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting) or, as set forth above, by the board of directors.

ARTICLE XX
Amendment of Articles of Incorporation

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX and this Article XX may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the laws of the State of Washington, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this   day of     , 2003.

Carol K. Nelson, Incorporator

Exhibit B

AGREEMENT AND PLAN OF MERGER
BETWEEN
CASCADE FINANCIAL CORPORATION WASHINGTON (a Washington Corporation)
AND
CASCADE FINANCIAL CORPORATION (a Delaware Corporation)

     This Agreement and Plan of Merger (this “Agreement”) is entered into this    day of      , 2003, by and between Cascade Financial Corporation Washington, a Washington corporation (the “Surviving Corporation”), and Cascade Financial Corporation, a Delaware corporation (“Cascade”). The Surviving Corporation and Cascade are sometimes referred to jointly as the “Constituent Corporations.”

RECITALS

     A.     Each of the Constituent Corporations is a corporation organized and existing under the laws of its respective state as indicated in the first paragraph of this Agreement.

     B.     The shareholders and directors of each of the Constituent Corporations have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective shareholders that Cascade be merged into the Surviving Corporation pursuant to the provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington and the Delaware General Corporation Law (the “Merger”).

AGREEMENT

     NOW, THEREFORE, in accordance with the laws of the states of Washington and Delaware, the Constituent Corporations agree that, subject to the following terms and conditions, (i) Cascade shall be merged into the Surviving Corporation, (ii) the Surviving Corporation shall continue to be governed by the laws of the State of Washington, and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

1.	ARTICLES OF SURVIVING CORPORATION

     The Articles of Incorporation of the Surviving Corporation as in effect prior to the Effective Time of the Merger shall constitute the “Articles” of the Surviving Corporation within the meaning of the Washington Business Corporation Act and the Delaware General Corporation Law.

2.	APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

     Pursuant to Section 252(d) of the Delaware General Corporation Law, the Surviving Corporation irrevocably appoints the Delaware Secretary of State to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of any Constituent Corporation as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger. The Delaware Secretary of State shall mail a copy of such process to Cascade Financial Corporation, 2828 Colby Avenue, Everett, WA 98201.

3.	CONVERSION OF SHARES

3.1. CASCADE SHARES. At the Effective Time of the Merger each outstanding share of the common stock of Cascade shall automatically convert to one share of the Surviving Corporation. It will not be necessary for stockholders of Cascade to exchange their existing stock certificates for stock certificates of the Surviving Corporation.

3.2. SURVIVING CORPORATION SHARES. At the Effective Time of the Merger each outstanding share of the common stock of the Surviving Corporation shall be automatically canceled and returned to the status of authorized but unissued shares.

4.	BYLAWS

     The Bylaws of the Surviving Corporation shall be the governing Bylaws.

5.	DIRECTORS AND OFFICERS

     The directors and officers of Cascade shall be the directors and officers of the Surviving Corporation.

6.	EFFECT OF THE MERGER

     The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger: the separate existence of Cascade shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Constituent Corporations; all obligations belonging to or due either of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against either of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place. If at any time after the Effective Time of the Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporation last in office shall execute and deliver, upon the Surviving Corporation’s request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things necessary or proper to vest, perfect or confirm title to such property, rights, privileges, powers and title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

7.	EFFECTIVE TIME OF THE MERGER

     As used in this Agreement, the “Effective Time of the Merger” shall mean the time at which executed counterparts of this Agreement or conformed copies thereof, together with duly executed Certificates or Articles of Merger have been duly filed by the Constituent Corporations in the office of the Washington Secretary of State pursuant to Section 23B.11.050 of the Washington Business Corporation Act and the Office of the Delaware Secretary of State pursuant to Section 252 of the Delaware General Corporation Law or at such time thereafter as is provided in such Certificates or Articles of Merger.

8.	TERMINATION

     This Agreement may be terminated and the Merger abandoned by mutual consent of the directors of the Constituent Corporations at any time prior to the Effective Time of the Merger.

9.	NO THIRD-PARTY BENEFICIARIES

     Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Merger to be executed as of the date first above written.

CASCADE FINANCIAL CORPORATION WASHINGTON (a Washington corporation)

By:
Carol K. Nelson President and Chief Executive Officer

CASCADE FINANCIAL CORPORATION (a Delaware corporation)

By:
Carol K. Nelson President and Chief Executive Officer

Exhibit C

CASCADE FINANCIAL CORPORATION

2003 LONG-TERM STOCK INCENTIVE PLAN

     The Cascade Financial Corporation Long-Term Stock Incentive Plan (the “Plan”) has been established by Cascade Financial Corporation (the “Company”, which term shall include any subsidiaries of Cascade Financial Corporation) to secure for the Company and its shareholders the benefits of the incentive inherent in stock ownership in the Company by employees and directors who are responsible for its future growth and continued success. The Plan promotes the success and enhances the value of the Company by linking the personal interests of Participants (as defined below) to those of the Company’s shareholders and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.

1.	Incentives

     Incentives under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Nonqualified Stock Options; and (c) Restricted Stock Grants (collectively “Incentives”). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

2.	Participants

     All employees and directors who have been determined by the Committee to contribute significantly to the profits or growth of the Company shall be eligible to participate in the Plan if designated by the Committee (the “Participants”).

3.	Administration

     The Plan shall be administered by the Committee. The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Participants receive Incentives, what kind of Incentives are made under the Plan and for what number of shares, and the other terms and conditions of such Incentives. Determinations by the Committee under the Plan, including, without limitation, determinations of the Participants, the form, amount and timing of Incentives, the terms and provisions of Incentives and the agreements evidencing Incentives, need not be uniform and may be made selectively among Participants who receive, or are eligible to receive, Incentives hereunder, whether or not such Participants are similarly situated.

     The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company, all Participants and any person claiming under or through any Participant.

     Each person who is or shall have been a member of the Committee, or the Board of Directors, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.	Shares Available for Incentives

     (a)  Shares Subject to Issuance or Transfer.  Subject to adjustment as provided in Section 4(c) hereof, there is hereby reserved for issuance under the Plan 600,000 shares of Common Stock. The shares available for granting awards shall be increased by the number of shares as to which options or other benefits granted under the Plan have lapsed, expired, terminated or been canceled. Shares under this Plan shall be delivered by the Company from its authorized but unissued shares of Common Stock, including shares repurchased in the open market. Restricted Stock Grants may only be made from shares repurchased in the open market.

     (b)  Limit on an Individual’s Incentives.   In any given year, no Participant may receive Incentives under the Plan covering more than 50,000 shares of the Company’s Common Stock (such number of shares shall be adjusted in accordance with Section 4(c)).

     (c)  Adjustment of Shares.   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or other similar change in the capital structure of the Company, then (i) the number of shares authorized for issuance under the Plan, and (ii) the number of shares subject to outstanding Incentives and, in the case of Stock Options, the option price will be proportionately adjusted, provided that fractions of a share will be rounded down to the nearest whole share.

5.	Stock Options

     The Committee may grant options qualifying as Incentive Stock Options under the Internal Revenue Code of 1986, as amended, or any successor code thereto (the “Code”) and Nonqualified Options (collectively “Stock Options”). Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a)  Option Price.  The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee.

     (b)  Period of Option.  The period of each Stock Option shall be fixed by the Committee but shall not exceed ten (10) years.

     (c)  Payment.  No shares shall be issued until full payment of the option price has been made. The option prices may be paid in cash or, if the Committee determines, in shares of Common Stock or a combination of cash and shares. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a stock option. The Committee may establish rules and procedures to permit an optionholder to defer recognition of gain upon the exercise of a stock option.

     (d)  Exercise of Option.  The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which options become exercisable or “vested” and exercise periods, provided that in no event (including those specified in paragraphs (e), (f) and (g) of this section) shall any Stock Option be exercisable after its specified expiration period.

     (e)  Termination of Employment.  Upon the termination of a Stock Option grantee’s employment (for any reason other than retirement, death or termination for deliberate, willful or gross misconduct), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee’s employment may become exercisable in accordance with a schedule as may be determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option.

     (f)  Retirement.  Upon retirement of a Stock Option grantee, Stock Option privileges shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the retirement of a Stock Option grantee may become exercisable in accordance with a schedule as may be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee, but in no event later than the expiration date of the Stock Option.

     (g)  Death.  Upon the death of a Stock Option grantee, Stock Option privileges shall apply to those shares which were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Stock Option grantee may become exercisable in accordance with a schedule as may be determined by the Committee. Such privileges shall expire unless exercised by legal representative(s) within a period of time as determined by the Committee, but in no event later than the expiration date of the Stock Option.

     (h)  Termination due to Misconduct.  If a Stock Option grantee’s employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

     (i)  Limits on Incentive Stock Options.  Except as may otherwise be permitted by the Code, the Committee shall not grant to a Participant Incentive Stock Options that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000, or such other amount as the Internal Revenue Service may decide from time to time.

     6.     Restricted Stock Grants

     The Committee may award shares of Common Stock to a grantee, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe (“Restricted Stock Grant”):

     (a)  Restrictions on Transfer and Legend on Stock Certificates.  The Committee may establish a period of time during which the grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock (“Restriction Period”). Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

     (b)  Escrow Agreement.  The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until any restrictions are removed or expire.

     (c)  Lapse of Restrictions.  All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period. The grantee shall then be entitled to have the legend removed from the certificates.

     (d)  Dividends.  The Committee may, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

     (e)  Limit on Restricted Stock Grant.  Incentives granted as Restricted Stock Grants under this section shall not exceed, in the aggregate, 15% of the shares of Common Stock reserved for issuance under the Plan (such number of shares shall be adjusted in accordance with Section 4(c)).

7.	Transferability

     Each Incentive Stock Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution; each other Incentive granted under the Plan will not be transferable or assignable by the recipients and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Committee in accordance with regulations promulgated under the Securities Exchange Act of 1934, or any other applicable law or regulation.

8.	Discontinuance or Amendment of the Plan

     The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other requirement of applicable law or regulation. Unless approved by the Company’s stockholders, no adjustments or reduction of the exercise price of any outstanding Incentives shall be made by cancellation of outstanding Incentives and the subsequent regranting of Incentives at a lower price to the same individual. No Incentive shall be granted under the Plan after March 10, 2013, but Incentives granted under the Plan may extend beyond that date.

9.	No Right of Employment or Participation

     The Plan and the Incentives granted hereunder shall not confer upon any Participant the right to continued employment or otherwise to continue to provide services to the Company, or affect in any way the right of the Company to terminate the employment of a Participant at any time and for any reason. No individual shall have a right to be granted an Incentive, or having been granted an Incentive, to receive any future Incentives.

10.	No Limitation on Compensation

     Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation in cash or property in a manner which is not expressly authorized under the Plan.

11.	No Impact on Benefits

     Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Incentive shall be treated as compensation for purposes of calculating an employee’s right under any such plan, policy or program.

12.	No Constraint on Corporate Action

     Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 8, to limit the right or power of the Company or any subsidiary to take any action which such entity deems to be necessary or appropriate.

13.	Withholding Taxes

     The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Incentive by withholding from any payment of Common Stock due as a result of such Incentive, or by permitting the Participant to deliver to the Company shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

14.	Governing Law

     The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Washington. Venue for any legal proceeding arising under this Plan shall lie in Everett, Washington.

15.	Effective Date

     The Effective Date of the Plan shall be March 11, 2003, subject to approval of the Plan by the Company’s shareholders within the twelve (12) month period immediately thereafter.

REVOCABLE PROXY

CASCADE FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2003

     The undersigned hereby appoints the official proxy committee consisting of all of the members of the Board of Directors of Cascade Financial Corporation (“Corporation”), Everett, Washington, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Everett Golf & Country Club, Everett, Washington, on May 6, 2003 at 6:30 p.m., and at any and all adjournments thereof, as follows:

Cascade Financial Corporation
2828 Colby Avenue
Everett, WA 98201

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted “for” the proposals stated. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting.

Proposal 1:	The election as directors of all nominees listed below (except as marked to the contrary below).

		FOR	WITHHOLD	FOR ALL
(1)	Dwayne Lane	ALL	ALL	EXCEPT
(2)	Dennis R. Murphy, Ph.D.	☐	☐	☐
(3)	Ronald E. Thompson
(4)	G. Brandt Westover	INSTRUCTION: To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Proposal 2:	Approval of the proposed change of the Company’s state of incorporation from Delaware to Washington through a merger of the Company with a newly-formed, wholly-owned Washington subsidiary that is authorized to issue 25,000,000 shares of common stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3:	Adoption of the Cascade Financial Corporation 2003 Long-Term Stock Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy is solicited by the Board of Directors

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

- Detach here from proxy voting card. -

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/oly	Telephone 1-800-435-6710		Mail

Use the Internet to vote your
proxy. Have your proxy card in
hand when you access the web
site. You will be prompted to enter
your control number, located in
the box below, to create and submit
an electronic ballot.
OR	Use any touch-tone telephone to
vote your proxy. Have your proxy
 card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
		OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

The undersigned acknowledges receipt from the Corporation, prior to the execution of this proxy, of the Notice of the Annual Meeting of Shareholders, the Proxy Statement, and the 2002 Annual Report to Shareholders.

Dated: , 2003

Print Name of Shareholder

Signature of Shareholder

Print Name of Shareholder

Signature of Shareholder

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE.

- Detach here from proxy voting card. -

You can now access your Cascade Financial Corporation account online.

Access your Cascade Financial Corporation shareholder/stockholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC agent for Cascade Financial Corporation Investor Services, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS — Establish a PIN
 You must first establish a Personal Identification
 Number (PIN) online by following the directions
 provided in the upper right portion of the web
 screen as follows. You will also need your Social
 Security Number (SSN) or Investor ID available to
establish a PIN	Step 2: Log in for Account Access You are now ready to log in. To access your account please enter your: • SSN or Investor ID • PIN • Then click on the Submit button	Step 3: Account Status Screen You are now ready to access your account information. Click on the appropriate button to view or initiate transactions. • Certificate History • Book-Entry Information
• SSN or Investor ID • PIN • Then click on the Establish PIN button	If you have more than one account, you will now be asked to select the appropriate account	• Issue Certificate • Payment History • Address Change • Duplicate 1099

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time